Exhibit 10(xxxi)(4)

AMENDMENT NUMBER FOUR TO

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, The Northern Trust Company (the “Company”) maintains The Northern Trust Company Thrift-Incentive Plan, As Amended and Restated Effective January 1, 2005, (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable to modify certain provisions and to clarify certain other provisions;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under Section 11.1 of the Plan, the Plan is hereby amended effective as of the dates provided herein, as follows:

1.	Effective as of January 1, 2006, to add the following after the phrase “adjusted for earnings, gains and losses allocable thereto for the Plan Year” in section 4.4(b) of the Plan: “and for the period after the end of the Plan Year until the date of distribution.”

2.	Effective as of January 1, 2006, to add the following after the phrase “adjusted for earnings, gains and losses allocable thereto pursuant to section 401(m) of the Code for such Plan Year” in the second sentence of section 5.7(c) of the Plan: “and for the period after the end of the Plan Year until the date of forfeiture.”

3.	Effective as of the date of this Amendment is executed, to add the following as a new paragraph after the last paragraph of section 6.1 of the Plan:

“The Company shall have the authority to engage, appoint, retain and terminate a provider or providers as an investment advisor and/or investment manager to provide investment advice and/or investment management services directly to some or all Members. The Company shall be a named fiduciary for purposes of ERISA with respect to such authority. Such Company authority shall be separate from and shall not supersede or affect the investment responsibilities specifically allocated to the Investment Committee under the Plan and Thrift Trust.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 29th of November, 2006 effective as of the dates provided herein.

THE NORTHERN TRUST COMPANY

By:	/s/ Timothy P. Moen
Name: Title:	Timothy P. Moen Executive Vice President and Human Resources Department Head